Exhibit 99.3

TOWER BANCORP, INC.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN (THE “PLAN”)

OF THE

SPECIAL MEETING OF TOWER BANCORP, INC. SHAREHOLDERS

ON

[                    ], 2011

Dear Plan Participants:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of TOWER BANCORP, INC. (the “Company”) will be held on [                ], [                    ], 2011, at [            ], Eastern Time, at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania 17011, for the purposes set forth in the enclosed Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, including to approve and adopt the Agreement and Plan of Merger, dated as of June 20, 2011, by and between the Company and Susquehanna Bancshares, Inc. (“Susquehanna”), which provides, among other things, for the merger of the Company with and into Susquehanna, and the conversion of each share of Company common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.

Each Participant in the Plan who has shares of common stock of the Company allocated to his or her Plan account at the close of business on [                ], 2011, the record date for the Special Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted. The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Company which are allocated to your Plan account as of [                    ], 2011. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, to be received no later than [            ], 2011, in order to ensure that your shares are voted by the Trustees. You may also vote your shares over the Internet or by telephone by following the enclosed voting instructions.

We encourage each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your Plan account will generally not be voted by the Trustees. While we hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

[ ], 2011	Paul Barber, Trustee

John Finley, Trustee

Jeffrey Renninger, Trustee

GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN

(the “Plan”)

VOTING INSTRUCTION CARD FOR

SPECIAL MEETING OF SHAREHOLDERS OF TOWER BANCORP, INC.

[                ], 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Tower Bancorp, Inc. allocated to the undersigned’s Plan account. If this Voting Instruction Card is signed and returned, but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustee to vote the undersigned’s Plan shares “FOR” Proposals 1, 2 and 3.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE

(continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

TOWER BANCORP, INC. – SPECIAL MEETING, [                ], 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431

You can vote in one of three ways:

1. Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://proxyvotenow.com/tobc and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	GRAYSTONE TOWER BANK	Tower Bancorp, Inc.
	EMPLOYEES’ STOCK OWNERSHIP PLAN	Special Meeting of Shareholders
	(the “Plan”)	[ ], 2011

The board of directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal 1 – Approval and adoption of the Agreement and Plan of Merger, dated as of June 20, 2011, by and between the Company and Susquehanna Bancshares, Inc. (“Susquehanna”), which provides, among other things, for the merger of the Company with and into Susquehanna, and the conversion of each share of Company common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.

For [        ]                                         Against [        ]                                         Abstain [        ]

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.

For [        ]                                          Against [        ]                                          Abstain [        ]

Proposal 3 – Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Tower in connection with the merger.

For [        ]                                          Against [        ]                                          Abstain [        ]

☐ PLEASE CHECK IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Special Meeting.

The undersigned’s voting instructions shall apply to the Special Meeting of Shareholders of Tower Bancorp, Inc. scheduled to be held on [                ], 2011, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated                       , 2011.

Dated , 2011
(Please Date)

(Signature)

Please sign EXACTLY as your name appears hereon.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE

READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail;

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the Trustees to vote your shares in the same manner as if you marked, signed, dated and returned this instruction card. Please note telephone and Internet votes must be cast prior to [                ] p.m., Eastern Time, [                    ], 2011. It is not necessary to return this instruction card if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone

anytime prior to [                ] p.m., Eastern Time,

[                    ], 2011:

1-866-214-3791

Vote by Internet

anytime prior to [                ] p.m., Eastern Time,

[                    ], 2011 go to:

https://www.proxyvotenow. com/tobc

P1ase note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS: http://cfpproxy.com/4431

YOUR VOTE IS IMPORTANT!